                                                                    EXHIBIT 99.1

                                 PROMISSORY NOTE


$2,234,375.00                                                December 4,2000

FOR VALUE RECEIVED, the undersigned, ROBERT J. DINICOLA (the "Maker"), promises to pay to the order of ZALE DELAWARE, INC. (together with any transferee or assignee of this note, the "Holder"), the principal sum of TWO MILLION TWO HUNDRED THIRTY-FOUR THOUSAND THREE HUNDRED SEVENTY-FIVE AND NO/100 DOLLARS ($2,234,375.00) (such indebtedness, the "Loan"), on or before December 4, 2002 (the "Maturity Date"), at the offices of the Holder located at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003, or at any other place designated by Holder, in lawful money of the United States. The unpaid principal amount hereunder shall bear interest at 8.74 percent per annum, calculated daily. Unpaid principal, and, to the extent permitted by applicable law, unpaid interest, not paid when due, shall bear interest from the time such payment was due until paid at the rate of two percent (2%) in excess of the rate hereunder. Interest shall be due and payable on the Maturity Date unless the principal amount is paid earlier, either at the option of Maker or pursuant to a required prepayment hereunder, in which case accrued and unpaid interest shall be due and payable at the time such principal is paid or is required to be paid, as the case may be.

Maker may prepay this Note, in whole or in part, at any time prior to the Maturity Date without premium or penalty. The indebtedness evidenced hereby is secured pursuant to the terms of a Stock Pledge Agreement (the "Pledge Agreement") of even date herewith between Maker and Holder. Maker shall prepay this Note, in whole or in part, to the extent of proceeds received or receivable by Maker (less applicable commissions), within 15 business days of the date on which he sells any of the shares of stock of Zale Corporation in which Holder has a security interest pursuant to the Pledge Agreement.

The undersigned and all endorsers waive presentment, demand, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of dishonor, protest, notice of protest and notice of nonpayment. Time is of the essence of this Note. Maker hereby represents and warrants: (i) that he has power and capacity to execute and deliver this Note and perform hereunder; (ii) that he has duly executed and delivered this Note; and (iii) that this Note constitutes the legal, valid and binding obligation of the Maker, enforceable against Maker in accordance with its terms.

Maker shall be in default under this Note upon the happening of any of the following events, circumstances or conditions:

           (a) Default in the prepayment or performance of any of the obligations of Maker hereunder or under the Pledge Agreement;

           (b) Any warranty, representation or statement made or furnished to Holder by or on behalf of Maker in connection with this Note or the Pledge Agreement or to induce Holder to make the loan evidenced hereby was false when made or furnished;

           (c) Death of Maker;

           (d) Insolvency, appointment of a receiver, custodian or trustee for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Maker; or

           (e) Maker ceases to be a member of the Board or Directors of Zale Corporation and Zale Delaware, Inc.

       Upon the occurrence of any of the foregoing events, circumstances or conditions of default, all of the obligations evidenced herein shall, at the option of Holder (except in the event of the occurrence of any of the events specified in clause (d) above, in which case the obligations shall automatically and without requirement of any notice immediately become due and payable) immediately be due and payable.

       In the event that, upon Maker's default hereunder, Holder deems it necessary or proper to employ an attorney to enforce collection of any unpaid balance hereunder, Maker agrees to pay Holder's reasonable attorney's fees and collection costs.

       Holder shall have the right to offset any amount due hereunder against any amount which may be due and payable by Holder to Maker, whether now existing or hereafter arising.

       Neither any failure or delay on the part of the Holder in exercising any right, power or privilege under this Note or any agreement, document or instrument executed and delivered in connection herewith shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any other right, power or privilege. No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and signed by a duly authorized officer of the Holder, and then the same shall be effective only in the specific instance and for the purpose given.

       Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

       The provisions of this Note shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Maker and its successors and assigns, except the Maker may not transfer or assign its rights and obligations hereunder without the written consent of the Holder.

       All rights, powers and remedies of the Holder hereunder now or hereafter existing at law, in equity or otherwise shall be cumulative and may be exercised successively or concurrently.

       THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. MAKER HEREBY
       (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNTIED STATES DISTRICT COURT


                                      -2-
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       FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING
       IN DALLAS, TEXAS FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE; AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER
       HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF HOLDER TO BRING PROCEEDINGS AGAINST MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA.

       AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH HIS COUNSEL, MAKER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUR OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN TO MAKER.

       IN WITNESS WHEREOF, the undersigned has duly executed this Note this 4th day of December, 2000.


       /s/ ROBERT J. DINICOLA
       ------------------------------------
       Robert J. DiNicola


       Witnessed this 4th day of December, 2000.


       /s/ ALAN P. SHOR
       ------------------------------------
       Name: Alan P. Shor


       /s/ SUSAN S. LANIGAN
       ------------------------------------
       Name: Susan S. Lanigan

                         PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of the 4th day of December, 2000, by ROBERT J. DINICOLA ("Pledgor") in favor of ZALE DELAWARE, INC. ("Secured Party").

                                  WITNESSETH:

         WHEREAS, the Pledgor owns the issued and outstanding shares of capital stock described on Exhibit A attached hereto ("Shares") of the company listed thereon (the "Company"); and

         WHEREAS, Pledgor on the date hereof is issuing to Secured Party a Promissory Note (the "Note") that Pledgor has agreed will be secured by a security interest in the Shares;

         NOW, THEREFORE, the Pledgor, intending to be bound hereby, in consideration of the premises hereof, in order to induce the Secured Party to make the loan evidenced by the Note, and for $1.00 and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, hereby agrees with the Secured Party as follows:

         1. DEFINITIONS. When used herein, the following terms shall have the following respective meanings:

         "Collateral" shall have the meaning given such term in Section 2 hereof.

         "Event of Default" means the occurrence of any one or more of the following events:

                  (a) Pledgor's failure to pay any of its payment obligations under the Note when due, the occurrence of any default under the Note, or Pledgor's failure to pay any amount hereunder upon demand or satisfy or perform any of its agreements, covenants or obligations hereunder in the time frame provided herein;

                   (b) Pledgor's breach of any representation or warranty hereunder; or

                   (c) this Agreement ceases to be in full force and effect or the Pledgor renounces or disputes any of its obligations hereunder.

         "Pledged Stock" shall have the meaning given such term in Section 2(a) hereof.

         "Secured Obligations" means all payment obligations and liabilities of the Pledgor to the Secured Party now or hereafter existing or arising under or relating to the Note or this Agreement.

         "Shares" shall have the meaning given such term in the recitals hereto.

         "Stock" means all shares, options, interests, participations or other equivalents (howsoever designated) of or in any Person, whether certificated or uncertificated, and whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.


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         2. PLEDGE.

         2.1. Pledge. Pledgor hereby pledges, conveys, hypothecates, mortgages, assigns, sets over, delivers and grants to the Secured Party, as security for the payment and performance when due of all the Secured Obligations, a security interest in, all of Pledgor's right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the "Collateral"):

                  (a) all of the Shares (collectively, the "Pledged Stock"), including, without limitation, all stock rights, rights to subscribe, stock splits, stock dividends, new securities and certificates, subscriptions, additions and replacements declared or issued with respect to or on account of any Pledged Stock;

                  (b) all cash, dividends, distributions, payments, additional securities, interests, investment property, general intangibles, accounts and other property at any time and from time to time arising or receivable or otherwise distributed in respect of or in exchange for any and all such Pledged Stock, whether now owned or existing or hereafter acquired or arising; and

                  (c) all products and proceeds of any of the foregoing.

          2.2. Setoff. The Secured Obligations will be paid by the Pledgor without regard to any equities between the Pledgor and the Secured Party or any right of setoff or cross-claim. Any indebtedness owing by the Secured Party to the Pledgor may be set off and applied by the Secured Party against the Secured Obligations at any time or from time to time either before or after maturity, without demand upon or notice to the Pledgor or any other person.

         3. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. The Pledgor hereby represents and warrants to the Secured Party as follows:

         3.1. Authority; Valid and Binding Effect. The Pledgor has the power and capacity to execute, deliver and perform his obligations under this Agreement and each and every other agreement entered into in connection with this Agreement (collectively, the "Pledge Documents"). This Agreement and the other Pledge Documents constitute the valid and legally binding obligations of the Pledgor, enforceable against the Pledgor in accordance with their respective terms except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws applicable to creditors generally.

         3.2. No Conflict. The execution, delivery and performance by the Pledgor of this Agreement and the other Pledge Documents (a) are not in contravention of any provisions of applicable law; (b) will not violate or result in a default under any agreement or indenture to which the Pledgor is a party or by which the Pledgor or any of his assets or properties are bound; and
(c) will not result in or require the creation or imposition of any lien on any of the property or assets of the Pledgor other than liens in favor of the Secured Party created by this Agreement and/or the other Pledge Documents.

         3.3. Governmental Action. The execution, delivery and performance of this Agreement do not require any registration with, consent or approval of, or any notice to, or other action to, with or by any governmental authority.


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


         3.4. Security Interest. This Agreement and the other Pledge Documents and the pledge of the Collateral pursuant hereto and thereto create a valid first priority security interest in the Collateral in favor of the Secured Party, securing the payment of the Secured Obligations. Upon the physical delivery (and continued possession thereof) of certificates evidencing the Shares to the Secured Party or upon execution and delivery of the other Pledge Documents, such security interest in the Shares will be duly perfected and all filings and all other instruments, documents and agreements necessary to perfect such security interest in the remaining Collateral have been executed and delivered to Secured Party.

         3.5. Title. The Pledgor is the legal and equitable owner of, and has the complete and unconditional capacity to pledge, the Collateral and holds the same free and clear of any and all liens, claims, charges, encumbrances and security interests of any nature whatsoever, except for the security interest created by this Agreement and/or the other Pledge Documents; no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party, relating to this Agreement; the Pledgor has not granted or given any proxy, power of attorney, option or right of first refusal with respect to any of the Collateral except to the Secured Party; and the Pledgor is not a party to any agreement which restricts his right to vote, assign, pledge, transfer or give a proxy or power of attorney with respect to any of the Collateral or any interest therein.

         3.6. No Violation of Securities Laws. The Pledgor's execution and delivery of this Agreement does not directly or indirectly violate or result in a violation of any securities laws.

         3.7. Uncertificated Shares. Except as otherwise agreed in writing by Secured Party, all shares of Stock included in the Collateral are evidenced by stock certificates and constitute "certificated securities" as such term is defined in Article 8 of the Uniform Commercial Code.

         4. COVENANTS AND AGREEMENTS OF PLEDGOR. The Pledger Covenants and Agrees As Follows:

         4.1. Delivery of Certificates. Concurrently with the execution of this Agreement, except as otherwise agreed in writing by Secured Party, the Pledgor will deliver to the Secured Party or an entity designated by Secured Party all certificates evidencing the Collateral, accompanied by executed stock powers in blank, and by such other instruments or documents as the Secured Party or its counsel may reasonably request.

         4.2. After Acquired Collateral Delivery. Promptly, and in any event within ten (10) days after the Pledgor acquires any additional Stock or receives or is issued any Stock or other securities or property in respect of any of the Collateral, whether or not for value paid for it, the Pledgor shall (a) deliver such Stock or other securities or property (including, but not limited to, any and all certificates evidencing any such Stock or securities) to the Secured Party, together with stock powers or other appropriate instruments of transfer, executed in blank, all to be held subject to the terms of this Agreement; and
(b) execute and deliver such pledge agreements, security agreements, financing statements or other instruments, documents or agreements as may be necessary or appropriate to confirm, evidence or perfect the security interests granted hereby.

         4.3. Taxes. The Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon the Collateral owned by it prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves have been established.


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


         4.4. No Transfer. Except as otherwise permitted by the Secured Party, the Pledgor will not sell, assign, transfer or otherwise dispose of all or any portion of the Collateral, or any rights therein, without the prior written consent of the Secured Party.

         4.5. Further Assurances. The Pledgor agrees at anytime and from time to time, at the Pledgor's expense, to execute and deliver all further instruments and documents and to perform all acts and do all things that may be reasonably necessary or desirable or that the Secured Party may request, now or hereafter, to evidence, preserve or protect the creation, attachment or perfection of the security interests herein granted to the Secured Party or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral including, without limitation, all action specified in Section 6 hereof.

         4.6. Right to Perform. In the event that the Pledgor fails or refuses to perform any of his obligations set forth herein, the Secured Party shall have the right, without obligation, to do all things it deems necessary or advisable to discharge the same, and any sums paid by the Secured Party, or the cost thereof, including without limitation, attorneys' fees, shall constitute Secured Obligations, be secured by the Collateral and bear interest at the rate provided in the Note until paid.

         4.7. No Obligation. The Pledgor acknowledges and agrees that nothing contained herein shall obligate the Secured Party or impose a duty upon it to assume any duties or obligations of the Pledgor with respect to any of the Collateral.

         5. Distributions; Etc.

         5.1. Right of Pledgor to Receive Distributions. So long as no Event of Default exists hereunder, the Pledgor shall have the right to receive cash distributions declared and paid with respect to the Collateral. Any and all stock or liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Company or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Company may be a party or otherwise, shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall be received in trust, for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (together with any necessary endorsements.)

         5.2. Holding Collateral; Exchanges. The Secured Party may hold any of the Collateral, endorsed or assigned in blank, and may deliver any of the Collateral to the applicable issuer for the purpose of making denominational exchanges or registrations or transfers or for such other reasonable purpose in furtherance of this Agreement as the Secured Party may deem desirable.

         5.3. Termination of Pledgor's Right to Receive Distributions. Upon and after the occurrence of any Event of Default and during the continuation thereof, all rights of the Pledgor to receive any cash distributions pursuant to Section 5.1 hereof shall cease, and all such rights shall thereupon become vested in the Secured Party and the Secured Party shall have the sole and exclusive right to receive and retain the distributions which the Pledgor would otherwise be authorized to receive and retain pursuant to Section 5.1 hereof. In such event, the Pledgor shall pay over to the Secured Party any distributions thereafter received by it with respect to the Collateral and any and all money and other property paid over to or received by the Secured Party pursuant to the provisions of this Section 5.3 shall be retained by the Secured Party as


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


Collateral hereunder and/or shall be applied to the repayment of the Secured Obligations in accordance with the provisions hereof.

         6. REMEDIES. Upon and after an Event of Default, the Secured Party shall have the following rights and remedies:

         6.1. Set-Off. The right of the Secured Party to set-off, without notice to the Pledgor, any and all amounts at any time due from the Secured Party to the Pledgor.

         6.2. Secured Creditor. All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement.

         6.3. Right of Sale. The Secured Party may, without demand and without advertisement, notice or legal process of any kind (except as may be required by law), all of which the Pledgor waives, at any time or times (a) apply any cash distributions received by the Secured Party pursuant to Section 5.3 hereof to the Secured Obligations; and (b) if following such application there remains outstanding any Secured Obligations, sell the remaining Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Secured Party shall deem appropriate. At any such sale, the Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of the sale of the Collateral may have been given. In case the sale of all or part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again. At any sale or sales made pursuant to this Section 6.3, the Secured Party may bid for and purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgor, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Collateral offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Secured Party by the Pledgor as a credit against the purchase price; and the Secured Party, upon compliance with the terms of sale, may hold, retain and dispose of the Collateral without further accountability therefor to the Pledgor or any third party. The Secured Party shall be authorized at any sale (if, on the advice of counsel, it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which the Pledgor now has or may have at any time in the future under any rule of law or statute now existing or hereafter enacted. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by the Secured Party for collection and for acquisition, completion, protection, removal, sale and delivery of the Collateral; second, to interest due upon any of the Secured Obligations; and third, to the principal of the Secured Obligations. If any deficiency shall arise, the Pledgor shall remain liable to the Secured Party therefor. If any surplus shall remain, the Secured Party shall pay such surplus to the Person legally entitled thereto.


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


         6.4. Notice. Any notice required to be given by the Secured Party of a sale, or other disposition of the Collateral or any other intended action by the Secured Party, given to the Pledgor, in the manner specified in Section 8.7 at least ten (10) days prior to the date of such intended action, shall constitute commercially reasonable and fair notice thereof to the Pledgor.

         6.5. Securities Laws. In view of the position of the Pledgor in relation to the securities now or hereafter included in the Collateral, or because of other present or future circumstances, a question may arise under the securities laws with respect to any disposition of the Collateral permitted hereunder. The Pledgor understands that compliance with the securities laws may very strictly limit the course of the Secured Party's conduct if the Secured Party attempts to dispose of all or any part of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of any Collateral may dispose of the same. The Pledgor will not attempt to hold the Secured Party responsible for selling all or any part of the Collateral at a price less than that available on any public or private market, and the Pledgor agrees that even if the Secured Party shall accept the first offer received or does not approach more than one possible purchaser the manner of such sale shall still be deemed commercially reasonable. Without limiting the generality of the foregoing, the Pledgor clearly understands and agrees that the Secured Party shall be entitled to place all or any part of the Collateral for private placement by an investment banking firm, that any such investment banking firm may purchase all or any part of the Collateral for its own account, and that the Secured Party shall be entitled to place all or any part of the Collateral privately with a purchaser or purchasers, notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Secured Party sells.

         7. POWER OF ATTORNEY; PROXY.

         7.1. Appointment of the Secured Party as Pledgor's Attorney-In-Fact. The Pledgor irrevocably designates, makes, constitutes and appoints the Secured Party (and all Persons designated by the Secured Party), as its true and lawful attorney (and agent-in-fact) and the Secured Party, or the Secured Party's agent, may, without notice to the Pledgor, in the name of the Pledgor or in the name of the Secured Party: (a) at such time or times thereafter as the Secured Party or said agent, in its discretion may determine, endorse the name of the Pledgor upon any checks, notes, acceptance, money orders, certificates, drafts or other forms of payment of security that come into the Secured Party's possession; and (b) after the occurrence of an Event of Default, (i) transfer or cause to be transferred the Collateral into the Secured Party's name or into the name of any purchaser of the Collateral with full power of substitution in the premises, and (ii) do all acts and things necessary, in the Secured Party's discretion, to fulfill the obligations of Pledgor under this Agreement.

         7.2. Irrevocable Proxy. Upon the delivery from the Secured Party to Pledgor following the occurrence and during the continuation of any Event of Default of notice affirmatively assuming voting rights with respect to the Stock included in the Collateral, the Secured Party, or its nominee, without notice or demand of any kind to such Pledgor shall have the sole and exclusive right to exercise all voting powers pertaining to any and all of the Collateral (and to give written consents in lieu of voting thereon) and may exercise such power in such manner as the Secured Party, in its sole discretion, shall determine. THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The exercise by the Secured Party of any of its rights and remedies under this Section shall not be deemed a disposition of Collateral under Article 9 of the Uniform Commercial Code nor an acceptance by the Secured Party of any of the Collateral in satisfaction of any of the Secured Obligations.

         7.3. Release and Termination. The Pledgor acknowledges and agrees that this Agreement shall continue in full force and effect unless and until all Secured Obligations have been fully and irrevocably


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


paid and performed and all financing arrangements among Pledgor, on one hand, and the Secured Party, on the other hand, have been terminated. After this Agreement has terminated, the Secured Party, at Pledgor's expense, shall return all Collateral then in its possession and control to the Pledger.

         8. MISCELLANEOUS.

         8.1. Modification of Agreement Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by the Pledgor and the Secured Party. The Pledgor may not sell, assign or transfer this Agreement or any portion thereof, including, without limitation, the Pledgor's rights, title, interests, remedies, powers, and/or duties hereunder. The Pledgor hereby consents to the Secured Party's assignment and transfer of this Agreement including, without limitation, the Secured Party's rights, title, interests, remedies, powers, and/or duties hereunder upon the appointment of any successor to the Secured Party. The Pledgor also hereby consents to the assignment or transfer, at any time or times hereafter, of the beneficial interests granted under this Agreement or of any portion thereof, upon the participation, sale, assignment, transfer, or other disposition by the Secured Party of the amounts owing to it under the Note.

         8.2. Expenses. The Pledgor will upon demand pay to the Secured Party the amount of all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel, that the Secured Party may actually incur in connection with the custody, preservation or sale of or the collection from, or other realization upon, any of the Collateral; the exercise, enforcement of any rights of the Secured Party hereunder; and/or the failure by the Pledgor to perform or observe any of the provisions hereof.

         8.3. Waiver by the Secured Party. Each and every right and remedy granted to the Secured Party under this Agreement, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. The failure of the Secured Party, at any time or times hereafter, to require strict performance of any provision of this Agreement by the Pledgor shall not waive, affect or diminish any right of the Secured Party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Secured Party of an Event of Default by the Pledgor under this Agreement shall not suspend, waive or affect any other Event of Default by the Pledgor under this Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Pledgor contained in this Agreement and no Event of Default hereunder shall be deemed to have been suspended or waived by the Secured Party, unless such suspension or waiver is by an instrument in writing signed by a duly authorized representative of the Secured Party and directed to the Pledgor specifying such suspension or waiver.

         8.4. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.5. Parties. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor and the Secured Party. This provision, however, shall not be deemed to modify Section 8.1 hereof.

         8.6. Waivers by Pledgor. Except as otherwise provided for in this Agreement, the Pledgor hereby waives (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Secured Party on which the Pledgor may in any way be liable and hereby ratifies and confirms whatever the Secured Party may do in this regard; (b) any bond or security which might be required by any court prior to allowing the Secured Party to exercise any of its remedies; and (c) the benefit of all valuation, appraisement and exemption laws.

         8.7. Notices. Except as otherwise expressly set forth herein, all notices required or permitted to be given hereunder shall be in writing and shall be deemed effective when personally delivered, sent via overnight delivery or, if mailed, three (3) days after the date deposited in the United States mail, postage prepaid, registered or certified, and return receipt requested. Unless changed by written notice given by one Party to the other as provided herein, such notices shall be given to the Secured Party at the following address:

                              Zale Delaware, Inc.
                              901 W. Walnut Hill Lane
                              Irving, Texas 75038-1003
                              Attention: Alan P. Shor

and such notices shall be given to the Pledgor at the following address:

                              Robert J. DiNicola
                              84 Heron Lane
                              Lopez Island, WA 98261

         8.8. Survival. All representations, warranties and covenants made herein shall survive the execution and delivery of all of this Agreement. The terms and provisions of this Agreement shall continue in full force and effect until all of the Secured Obligations have been paid in full; provided, further, that Pledgor's obligations under Section 8.2 shall survive the repayment of the Secured Obligations.

         8.9. Time of the Essence. Time is of the essence in this Agreement.

         8.10. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         8.11. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or custodian, trustee or similar officer for the Pledgor, or any part of their respective property, or otherwise, all as though such payments had not been made.

         8.12. GOVERNING LAW; JURISDICTION. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. PLEDGOR HEREBY (A) SUBMITS TO THE
NONEXCLUSIVE JURISDICTION OF THE UNITED

STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE; AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF SECURED PARTY TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA.

         8.13. WAIVER OF JURY TRIAL. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH HIS COUNSEL, THE PLEDGOR HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS PLEDGE AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS TO WHICH HE IS A PARTY, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE PLEDGOR OR THE SECURED PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY MAKING THE LOAN TO THE PLEDGOR UNDER THE NOTE.


                                   /s/ R.J.D.
                                ---------------
                                    Initials


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Pledgor sets his hand as of the date first above written.


                                   "PLEDGOR"

                             /s/ ROBERT J. DINICOLA
                             ----------------------
                               Robert J. DiNicola


Witnessed this 4th day of December, 2000


/s/ ALAN P. SHOR
--------------------------
Name: Alan P. Shor

/s/ SUSAN S. LANIGAN
--------------------------
Name: Susan S. Lanigan

                                    EXHIBIT A

     Company           Number of Shares      Class of Shares     Certificate No. or Nos.
     -------           ----------------      ---------------     -----------------------
Zale Corporation          125,000               Common